THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON SHARES
OF BENEFICIAL INTEREST
PAR VALUE $.001 PER SHARE

CUSIP
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST

transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Fund, as amended from time to time, to all of which the holder by the acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal and the facsimile signatures of the duly authorized officers of the Fund.

DATED:

Countersigned and Registered:

Transfer Agent and Registrar

BY

Authorized Signature

SEAL

President

Secretary

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
PROOF OF AUGUST 14, 2008
THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST
TSB 30765 FC
Operator: VF
NEW

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: HOLLY GRONER 615-261-0610
/ ETHER 7 / LIVE JOBS / G / Gabelli 30765 FC

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC20-DARK BROWN.

COLOR: This proof was printed from a digital file or artwork on a graphics quality color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–__________ Custodian for __________
(Custodian) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

____

____

__________ *Common Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint*

__________ *Attorney to transfer the said shares on the records of the within-named Fund, with full power of substitution in the premises.*

Dated __________

____

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By __________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660 PROOF OF AUGUST 14, 2008 THE NATURAL RESOURCES, GOLD & INCOME TRUST TSB 30765 BK
SALES: HOLLY GRONER 615-261-0610	Operator: VF
/ ETHER 7 / LIVE JOBS / G / Gabelli 30765 BK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF